UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2012, Pixelworks, Inc. (the “Company”) received a letter from Nasdaq (the “Notice”), stating that, as a result of the unforeseen death of Board member James R. Fiebiger on November 26, 2011, the Company failed to comply with Nasdaq Listing Rule 5605, which requires that the Company's Audit Committee be comprised of at least three independent directors.

Prior to receipt of the Notice, however, on January 25, 2012 the Company's Board of Directors appointed Scott Gibson, an independent member of the Company's Board of Directors, to serve on the Company's Audit Committee. Accordingly, Nasdaq further stated in the Notice that it had determined the Company had regained compliance with Nasdaq Listing Rule 5605 and subject to the requirement to disclose receipt of the Notice, the matter was closed. A copy of the Notice is attached as an exhibit to this current report.

The filing of this current report fulfills the Company's disclosure requirement described in the Notice.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

99.1	Nasdaq notification letter, dated February 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	February 17, 2012	/s/ Steven L. Moore
Steven L. Moore Vice President, Chief Financial Officer, Secretary and Treasurer